EXHIBIT 32.1

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S. C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Avenir Wellness Solutions, Inc., (the “Company”) on Form 10-Q for the period ended September 30, 2023, as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), I, Nancy Duitch, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	The Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: November 14, 2023	By:	/s/ Nancy Duitch
Nancy Duitch
Chief Executive Officer (Principal Executive Officer)

The foregoing certification is being furnished solely to accompany the Quarterly Report pursuant to 18 U.S.C. Section 1350, and shall not be deemed “filed” by the Company for purposes of Section 18 of the Exchange Act, and is not to be incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act, irrespective of any general incorporation language contained in any such filing. A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.